Exhibit 10.14

BLOOM ENERGY CORPORATION
AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”) between Bloom Energy Corporation (the “Company”) and The Honorable Colin L. Powell (the “Consultant”) is entered into this 31st day of July, 2019. The Company and the Consultant previously entered into a Consulting Agreement dated January 29, 2009 (the “Consulting Agreement”) pursuant to which the Consultant was retained by the Company as an independent contractor to perform consulting services for the Company on the terms set forth in the Consulting Agreement. The Company and the Consultant desire to amend the terms of the Consulting Agreement as follows:

1.	Exhibit A, paragraph 3, of the Consulting Agreement is hereby amended in full to read as follows:
“3. Compensation.

A.
As consideration for Services rendered, the Company shall pay the Consultant an annual retainer of $120,000 paid quarterly on April 30, July 31, October 30 and January 31, plus reimbursement for actual travel and other incurred costs.

B.
Expenses. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performance the Services pursuant to the Agreement; provided that Consultant submits receipts for such expenses to the Company in accordance with Company Policy.

C.
Rates and Invoicing. Compensation will be due and payable based upon the pay rates described in Section 3(A). Once a quarter, Consultant shall submit to the Company a written invoice for Services and Expenses, and such statement shall be subject to approval of the Company’s Contact Person listed above, or other designated agent of the Company.”

2.	All capitalized terms used in this Amendment shall be as defined in the Consulting Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
CONSULTANT
/s/ Colin L. Powell
_____________________________
BLOOM ENERGY CORPORATION
/s/ Shawn Soderberg
_____________________________
Shawn Soderberg, EVP General Counsel and Secretary